STATE OF ARKANSAS

COUNTY OF BENTON

POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that I, Jeffrey A. Williams, an officer of America's Car-Mart, Inc., a Texas Corporation, do constitute and appoint Terry F. Schwartz my true and lawful attorney-in-fact, with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any report on Form 3, Form 4, or Form 5, respecting the securities of America's Car-Mart, Inc, and to file the same with the Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

 The authority of my attorney-in-fact shall be effective until I expressly revoke it and file same with the Securities and Exchange Commission.

 I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16, and that neither America's Car-Mart, Inc. nor my attorney-in-fact, has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

 IN WITNESS WHEREOF, I have hereunto set my hand and seal this 7th day of December, 2005.

    /s/ Jeffrey A. Williams
    Jeffrey A. Williams

 BEFORE me this 7th day of December, 2005, came Jeffrey A. Williams, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

     /s/ Joyce B. Guest
     NOTARY PUBLIC

    State of Texas

    My Commission Expires:

    10/22/06